                                                                 Exhibit 1

                                KRAFT FOODS INC.
                                  ("Company")

                                DEBT SECURITIES

                                TERMS AGREEMENT
                                ---------------

                                                                October 30, 2001


To:  The Representatives of the Underwriters identified herein

Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated September 1, 2001 and filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-67770) relating to debt securities and warrants to purchase debt securities (the "UNDERWRITING AGREEMENT"), the following securities (the "OFFERED SECURITIES") on the following terms:

                               OFFERED SECURITIES
                               ------------------

TITLE:

          4 5/8% Notes due 2006 (the "2006 Notes").

          5 5/8% Notes due 2011 (the "2011 Notes").

          6 1/2% Notes due 2031 (the "2031 Notes;" and collectively with the 2006 Notes and the 2011 Notes, the "Notes").

PRINCIPAL AMOUNT:

         In the case of the 2006 Notes, $1,250,000,000.

         In the case of the 2011 Notes, $2,000,000,000.
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         In the case of the 2031 Notes, $750,000,000.

INTEREST:

          In the case of the 2006 Notes, 4 5/8% per annum, from November 2, 2001, payable semiannually on May 1 and November 1, commencing May 1, 2002, to holders of record on the preceding April 15 or October 15, as the case may be.

          In the case of the 2011 Notes, 5 5/8% per annum, from November 2, 2001, payable semiannually on May 1 and November 1, commencing May 1, 2002, to holders of record on the preceding April 15 or October 15, as the case may be.

          In the case of the 2031 Notes, 6 1/2% per annum, from November 2, 2001, payable semiannually on May 1 and November 1, commencing May 1, 2002, to holders of record on the preceding April 15 or October 15, as the case may be.

MATURITY:

         In the case of the 2006 Notes, November 1, 2006.

         In the case of the 2011 Notes, November 1, 2011.

         In the case of the 2031 Notes, November 1, 2031.

CURRENCY OF DENOMINATION:

         United States Dollars ($).

CURRENCY OF PAYMENT:

         United States Dollars ($).

FORM AND DENOMINATION:

          Book-entry form only represented by one or more global securities deposited with The Depository Trust Company or its designated custodian, in denominations of $1,000 and $1,000 integral multiples thereof.

OVERSEAS PAYMENT AND TRANSFER AGENTS:

         Luxembourg Paying Agent:  Chase Manhattan Bank Luxembourg S.A.

OPTIONAL REDEMPTION:

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         Other than as set forth in the next sentence, the Notes may not be redeemed prior to maturity. The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of Notes -- Redemption for Tax Reasons" in the prospectus supplement dated the date hereof relating to the Notes.

CONVERSION PROVISIONS:

         None.

SINKING FUND:

         None.

LISTING:

         Application has been made to list the Notes on The Luxembourg Stock Exchange.

DELAYED DELIVERY CONTRACTS:

         None.

PAYMENT OF ADDITIONAL AMOUNTS:

         Section 1010 of the Indenture shall be applicable to the Notes, except that the term "Holder," when used in Section 1010 of the Indenture, shall mean the beneficial owner of a Note or any person holding on behalf or for the account of the beneficial owner of a Note.

PURCHASE PRICE:

         In the case of the 2006 Notes, 99.500% of principal amount of the 2006 Notes, plus accrued interest, if any, from November 2, 2001.

         In the case of the 2011 Notes, 99.497% of principal amount of the 2011 Notes, plus accrued interest, if any, from November 2, 2001.

         In the case of the 2031 Notes, 98.550% of principal amount of the 2031 Notes, plus accrued interest, if any, from November 2, 2001.

EXPECTED REOFFERING PRICE:

         In the case of the 2006 Notes, 99.850% of principal amount.

                                       3
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          In the case of the 2011 Notes, 99.947% of principal amount.

          In the case of the 2031 Notes, 99.425% of principal amount.

ADDITIONAL AGREEMENTS OF THE COMPANY:

                  The Company hereby agrees to use its reasonable best efforts to have the Notes listed, as soon as practicable, and maintained on the Luxembourg Stock Exchange in accordance with its rules.

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY:

                  The Company hereby represents and warrants and agrees with each Underwriter that the documents incorporated by reference in the Registration Statement and the Prospectus on or before the Closing Date, when they were or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

ADDITIONAL CLOSING CONDITIONS:

                  It shall be a condition to the obligations of the several Underwriters to purchase and pay for the Offered Securities that the opinion of counsel referred to in Section 5(d) of the Underwriting Agreement shall include an opinion substantially to the effect of the immediately preceding paragraph.

                                  OTHER MATTERS
                                  -------------

CLOSING:

          10:00 A.M. on November 2, 2001, at the offices of Hunton & Williams, 200 Park Avenue, New York, New York 10166, in Federal (same day) funds.

SETTLEMENT AND TRADING:

         Book-Entry Only via DTC.

NAMES AND ADDRESSES OF THE REPRESENTATIVES:

         J.P. Morgan Securities Inc.
         270 Park Avenue


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         New York, New York  10017

         Lehman Brothers Inc.
         101 Hudson Street
         Jersey City, New Jersey  07302


NAMES AND ADDRESSES OF THE LEAD UNDERWRITERS:

         J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York  10017

         Lehman Brothers Inc.
         101 Hudson Street
         Jersey City, New Jersey  07302

SELLING RESTRICTIONS:

         (A) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, including the preliminary prospectus supplement or prospectus supplement, as the case may be, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligation on the Company except as set forth in the Underwriting Agreement and herein.

         (B)      Each Underwriter hereby severally represents and agrees that:

                  (1) with respect to Notes which have a maturity of one year or more, it and each of its affiliates have not offered or sold and will not offer or sell any such Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of such Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (2) it and each of its affiliates have complied and will comply with all applicable provisions of the Financial Services Act 1986 (the "Financial Services Act") (and, after they come into force, all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA")) with


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
                  respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom; and

                  (3) it and each of its affiliates have only issued or passed on and will only issue or pass on, in the United Kingdom, before the repeal of Section 57 of the Financial Services Act, any document received by it in connection with the issue of such Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on. After the repeal of Section 57 of the Financial Services Act it and each of its affiliates will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such Notes in circumstances in which
                           Section 21(1) of the FSMA does not apply to the Company.


         (C)      Each Underwriter hereby severally represents and agrees that:

                  (1) it and each of its affiliates have not offered or sold and will not offer or sell, directly or indirectly, in Hong Kong by means of any document, any Notes other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chap. 32) of Hong Kong; and

                  (2) it and each of its affiliates have not issued and will not issue, directly or indirectly, any invitation or advertisement relating to the Notes in Hong Kong, except if permitted to do so under the securities laws of Hong Kong, other than with respect to Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

         (D) Each Underwriter hereby severally represents and agrees that it and each of its affiliates have not offered or sold, and will not offer or sell, any Notes nor will it circulate or distribute any offering document or material relating to the Notes, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"); (ii) to a sophisticated investor specified in
                  Section 106D of the Singapore Companies Act; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

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          (E)     Each Underwriter hereby severally represents and agrees that with respect to Germany, no selling prospectus (Verkaufsprospekt) within the meaning of the German Securities Sales Prospectus Act (Wertpapier-Verkaufprospektgesetz) of December 13, 1990 (as amended) has been and will be registered or published in respect of the Notes within the Federal Republic; and it and each of its affiliates have not offered or sold and will not offer and sell any Notes in the Federal Republic otherwise than in accordance with the provisions of the German Securities Sales Prospectus Act.

         (F)      Each Underwriter hereby severally represents and agrees that
                  (a) it and each of its affiliates have not offered or sold and will not offer or sell, directly or indirectly, any of the Notes to the public in the Republic of France, (b) it and each of its affiliates have not distributed and will not distribute or cause to be distributed in the Republic of France the prospectus supplement or any other offering material relating to the Notes, except (i) to qualified investors (investisseurs qualifies) or (ii) a restricted group of investors (cercle restreint d'investisseurs), all as defined in article L. 411-2 of the Code monetaire et financier, in Decret no. 98-880 dated 1st October, 1998 and in Regulation no. 98-09 of the Commission des Operations de Bourse, and (c) offers and sales of Notes will be made in the Republic of France only to such qualified investors or restricted group of investors.

          (G) Each Underwriter hereby severally represents and agrees that it and each of its affiliates have not offered or sold and will not offer or sell, directly or indirectly, any of the Notes, in or to residents of Japan or to any person for re-offering or re-sale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

         (H) Each Underwriter hereby severally represents and agrees that it and each of its affiliates have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any Notes other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

          (I) Each Underwriter hereby severally represents and agrees that the distribution of the Notes in Canada is being made on a private placement basis in the provinces of Ontario and British Columbia only, exempt from the requirement that the Company prepare and file a prospectus with the applicable securities regulatory authorities and exempt from applicable dealer registration requirements. Each Underwriter also hereby severally represents and agrees that sales of the Notes to residents of the province of Ontario, Canada, will be made only by dealers that are


                                       7
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                  registered in Ontario, Canada, and will not be made directly by a United States dealer unless such dealer is appropriately registered in Ontario.

                  The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  The provisions of the Underwriting Agreement are incorporated herein by reference, except that (i) Section 4(h) thereof is hereby amended with respect to the Offered Securities by inserting the following immediately before the "." at the end thereof:

              ", for any costs and expenses incurred in printing the Prospectus, including the preliminary prospectus supplement or prospectus supplement, as the case may be, for any fees and expenses of the Trustee, Chase Manhattan Bank Luxembourg S.A. (the "Luxembourg Paying Agent") and Banque Generale du Luxembourg (the "Listing Agent"), for any fees and expenses incurred in connection with the listing of the Notes on the Luxembourg Stock Exchange, for the reasonable fees and disbursements of counsel for the Trustee, for all fees and disbursements of counsel and accountants to the Company and for all reasonable fees and disbursements of counsel to the Underwriters and all other reasonable out-of-pocket costs and expenses of the Underwriters; provided, however, that with respect to the reasonable fees and disbursements of counsel to the Underwriters and all other reasonable out-of-pocket costs and expenses of the Underwriters, the costs and expenses incurred in printing and distributing the Prospectus, including the preliminary prospectus supplement or prospectus supplement, as the case may be, the fees of the Listing Agent and the listing fees incurred in connection with the listing of the Notes on the Luxembourg Stock Exchange, the Company shall only be required to pay an aggregate amount not to exceed $125,000"

and (ii) Section 5(c)(iii) thereof is hereby amended and restated in its entirety with respect to the Offered Securities as follows:

              "(iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any material disruption in commercial banking or securities settlement or clearance services, or any setting of minimum prices for trading any securities of the Company on the New York Stock Exchange, or any suspension of trading of any securities of the Company on the New York Stock Exchange;".

                  The Offered Securities will be made available for checking and packaging at the office of Hunton & Williams, 200 Park Avenue, New York, New York 10166, at least 24 hours prior to the Closing Date.

                  For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the Prospectus: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" in the prospectus supplement and the information

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contained in the fifth, sixth and eleventh paragraphs under the caption
"Underwriting" in the prospectus supplement.



                                       9
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                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      KRAFT FOODS INC.


                                      By:       /s/ James P. Dollive
                                        ----------------------------------------
                                         Name:  James P. Dollive
                                         Title: Senior Vice President and
                                                Chief Financial Officer



The foregoing Terms Agreement is hereby
confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.


By:      /s/ Robert Nordlinger
  ----------------------------
  Name:  Robert Nordlinger
  Title: Vice President



LEHMAN BROTHERS INC.


By:      /s/ Martin Goldberg
  ----------------------------
  Name:  Martin Goldberg
  Title: Senior Vice President

Acting on behalf of themselves and as the Representatives of the several Underwriters.



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                                   SCHEDULE A

                                                                    PRINCIPAL           PRINCIPAL           PRINCIPAL
                                                                    AMOUNT OF           AMOUNT OF           AMOUNT OF
                                                                  4 5/8% NOTES        5 5/8% NOTES        6 1/2% NOTES
                                                                    DUE 2006             DUE 2011            DUE 2031
                                                                  ------------        -------------       ------------
UNDERWRITER
-----------
J.P. Morgan Securities Inc.                                        $450,000,000        $720,000,000       $270,000,000

Lehman Brothers Inc.                                                450,000,000         720,000,000        270,000,000

ABN AMRO Incorporated                                                50,000,000          80,000,000         30,000,000

BNP Paribas Securities Corp.                                         50,000,000          80,000,000         30,000,000

Deutsche Banc Alex. Brown, Inc.                                      50,000,000          80,000,000         30,000,000

HSBC Securities (USA) Inc.                                           50,000,000          80,000,000         30,000,000

Salomon Smith Barney Inc.                                            50,000,000          80,000,000         30,000,000

SG Cowen Securities Corporation                                      50,000,000          80,000,000         30,000,000

Banc One Capital Markets, Inc.                                       12,500,000          20,000,000          7,500,000

Ormes Capital Markets, Inc.                                          12,500,000          20,000,000          7,500,000

Muriel Siebert & Co., Inc.                                           12,500,000          20,000,000          7,500,000

The Williams Capital Group, L.P.                                     12,500,000          20,000,000          7,500,000
                                                                 --------------      --------------       ------------

Total......................................................      $1,250,000,000      $2,000,000,000       $750,000,000
                                                                 ==============      ==============       ============